Exhibit 99.1

FINANCIAL STATEMENTS

Financial Statements

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024 (Audited)
Assets
Cash and due from banks	$31,300	$27,321
Interest-bearing deposits in banks	280,239	153,833
Federal funds sold	58,900	79,080
Total cash and cash equivalents	370,439	260,234

Securities available for sale, at fair value ($16,989 at amortized cost, $0 allowance for credit losses at June 30, 2025; $207,595 at amortized cost, $0 allowance for credit losses at December 31, 2024)	15,403	196,870
Securities held to maturity, at amortized cost ($16,182 at fair value, $0 allowance for credit losses at June 30, 2025; $16,032 at fair value, $0 allowance for credit losses at December 31, 2024)	19,103	19,611
Other equity securities, at fair value	2,783	3,697
Restricted equity securities, at cost	3,476	4,441
Loans held for sale	756	404

Loans, net of unearned income	2,318,571	2,226,569
Less allowance for credit losses	22,167	28,338
Loans, net	2,296,404	2,198,231

Premises and equipment, net	30,989	32,048
Accrued interest receivable	9,336	10,111
Bank owned life insurance	39,972	39,431
Annuities	16,650	16,772
Foreclosed assets	120	—
Goodwill	33,176	33,176
Core deposit intangible	8,139	8,939
Other assets	29,422	24,289

Total assets	$2,876,168	$2,848,254

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$562,479	$575,357
Interest-bearing	1,907,115	1,835,940
Total deposits	2,469,594	2,411,297

Other borrowings	—	17,979
FHLB advances	—	22,000
Subordinated notes	91,519	91,245
Accrued interest payable	1,437	2,172
Other liabilities	18,241	23,672
Total liabilities	2,580,791	2,568,365

Stockholders' equity:
Preferred stock, $0.01 par value, 2,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $5 par value, 30,000,000 shares authorized; 10,155,600 and 9,889,260 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	50,778	49,821
Capital surplus	109,817	106,637
Retained earnings	135,956	134,075
Accumulated other comprehensive loss	(1,174)	(7,936)
Unvested restricted stock	—	(567)
Vested restricted stock units	—	(2,141)

Total stockholders' equity	295,377	279,889

Total liabilities and stockholders' equity	$2,876,168	$2,848,254

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except per share amounts)

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Interest income:
Loans, including fees	78,217	69,049
Taxable securities	4,178	4,020
Nontaxable securities	462	460
Other interest and dividends	5,165	6,214
Total interest income	88,022	79,743

Interest expense:
Deposits	33,527	33,417
Other borrowings	3,219	3,908
Total interest expense	36,746	37,325

Net interest income	51,276	42,418
Provision for credit losses	1,508	2,303
Net interest income after provision for credit losses	49,768	40,115

Noninterest income:
Service charges on deposit accounts	1,164	925
Swap (expenses) fees	(4)	19
SBA/USDA fees	62	122
Mortgage origination fees	237	188
Net (loss) gain on securities	(12,313)	8
Other operating income	2,215	1,374
Total noninterest income	(8,639)	2,636

Noninterest expenses:
Salaries and employee benefits	13,957	12,343
Equipment and occupancy expenses	1,617	1,356
Data processing fees	1,806	1,329
Regulatory assessments	858	735
Acquisition-related expenses	12,913	—
Other operating expenses	7,396	6,023
Total noninterest expenses	38,547	21,786

Income before income taxes	2,582	20,965

Income tax (benefit) expense	(1,093)	4,648

Net income	$3,675	$16,317

Basic earnings per share	$0.37	$1.82

Diluted earnings per share	$0.36	$1.80

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(In thousands)

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Net income	$3,675	$16,317

Other comprehensive income:
Unrealized holding (losses) gains on securities available for sale arising during the period, net of tax expense of $845 and $16, respectively	(2,404)	46
Reclassification adjustments for losses on securities included in net income, net of tax expense (benefit) of $(3,220) and $0, respectively	9,166	—

Other comprehensive income	6,762	46

Comprehensive Income	$10,437	$16,363

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

(In thousands, except share amounts)

	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Unvested Restricted Stock	Vested Restricted Stock Units	Total Stockholders' Equity
Balance, December 31, 2023	—	$—	8,841,349	$44,479	$78,361	$102,523	$(8,379)	$(466)	$(1,554)	$214,964
Net income	—	—	—	—	—	16,317	—	—	—	16,317
Issuance of common stock	—	—	2,421	12	51	—	—	—	—	63
Exercise of common stock options	—	—	40,018	200	109	—	—	—	—	309
Issuance of restricted stock	—	—	27,567	138	590	—	—	(728)	—	—
Forfeiture of restricted stock	—	—	(3,225)	(16)	(67)	—	—	83	—	—
Stock-based compensation	—	—	—	—	204	—	—	285	—	489
Common stock dividends	—	—	—	—	—	(1,607)	—	—	—	(1,607)
Other comprehensive gain	—	—	—	—	—	—	46	—	—	46
Balance, June 30, 2024	—	$—	8,908,130	$44,813	$79,248	$117,233	$(8,333)	$(826)	$(1,554)	$230,581

	Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Unvested Restricted Stock	Vested Restricted Stock Units	Total Stockholders' Equity
Balance, December 31, 2024	—	$—	9,889,260	$49,821	$106,637	$134,075	$(7,936)	$(567)	$(2,141)	$279,889
Net income	—	—	—	—	—	3,675	—	—	—	3,675
Issuance of common stock	—	—	2,440	12	71	—	—	—	—	83
Exercise of common stock options	—	—	178,810	895	1,801	—	—	—	—	2,696
Issuance of restricted stock	—	—	24,437	122	688	—	—	(810)	—	—
Forfeiture of restricted stock	—	—	(7,012)	(35)	(200)	—	—	6	—	(229)
Issuance of restricted stock units	—	—	67,665	—	—	—	—	—	1,930	1,930
Returned restricted stock units	—	—	—	(37)	(217)	—	—	—	211	(43)
Stock-based compensation	—	—	—	—	1,037	—	—	1,371	—	2,408
Common stock dividends	—	—	—	—	—	(1,794)	—	—	—	(1,794)
Other comprehensive gain	—	—	—	—	—	—	6,762	—	—	6,762
Balance, June 30, 2025	—	$—	10,155,600	$50,778	$109,817	$135,956	$(1,174)	$—	$—	$295,377

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net income	$3,675	$16,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and software amortization	659	594
Net loss on securities available for sale	12,265	—
Net loss on securities held to maturity	121	—
Net gain on other equity securities	(73)	(8)
Net (accretion) amortization of securities	(23)	253
Amortization of core deposit intangible	800	164
Provision for credit losses	1,508	2,303
Deferred income taxes	15	15
Gain on sale of foreclosed assets	—	(3)
Gain on sale of premises, equipment and software	(199)	—
Stock-based compensation	2,408	489
Net increase in loans held for sale	(352)	(1,266)
Income from bank owned life insurance	(541)	(416)
Decrease (increase) in interest receivable	775	(943)
(Decrease) increase in interest payable	(735)	505
Net other operating activities	(12,868)	648

Net cash provided by operating activities	7,435	18,652

INVESTING ACTIVITIES
Purchase of securities available for sale	(14,950)	(23,944)
Proceeds from sale of securities available for sale	169,167	1,281
Proceeds from sale of other equity securities	966	—
Proceeds from sale of securities held to maturity	376	—
Proceeds from maturities, calls, and paydowns of securities available for sale	24,213	16,972
Net redemption of restricted equity securities	965	1,051
Purchase of annuities	—	(909)
Purchase of bank owned life insurance	—	(2,700)
Net increase in loans	(99,801)	(131,779)
Proceeds from sale of foreclosed assets	—	3
Proceeds from sale of premises, equipment and software	641	—
Purchase of premises, equipment and software	(42)	(360)

Net cash provided by (used in) investing activities	81,535	(140,385)

FINANCING ACTIVITIES
Net increase in deposits	58,297	157,489
Proceeds from issuance of common stock	2,779	372
Net proceeds from issuance of restricted stock units	1,930	—
Restricted shares and units returned	(272)	—
Net repayment of FHLB advances	(22,000)	(28,000)
Net repayment of other borrowings	(17,979)	(18,994)
Net proceeds of subordinated notes	274	194
Common stock dividends paid	(1,794)	(1,607)

Net cash provided by financing activities	21,235	109,454

Net increase (decrease) in cash and cash equivalents	110,205	(12,279)

Cash and cash equivalents at beginning of year	260,234	250,651

Cash and cash equivalents at end of period	$370,439	$238,372

SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest	$37,482	$36,820
Income taxes	$5,569	$5,643

NONCASH TRANSACTIONS
Transfers of loans to foreclosed assets	$120	$—

See Notes to Consolidated Financial Statements.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Southern States Bancshares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Southern States Bank (the “Bank”). The Bank is a commercial bank headquartered in Anniston, Calhoun County, Alabama. As of June 30, 2025, the Bank also operates branch offices in Birmingham, Opelika, Auburn, Huntsville, Sylacauga, Wedowee, and Roanoke, Alabama as well as Columbus, Carrollton, Cartersville, Dallas, Newnan and Rockmart, Georgia. The Bank also has two loan production offices (LPO) located in Atlanta, Georgia. The Bank provides a full range of banking services in its primary market areas and the surrounding areas.

Basis of Presentation and Accounting Estimates

The unaudited consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, the valuation of foreclosed assets, financial instruments, deferred taxes and investment securities. In connection with the determination of the estimated losses on loans and the valuation of foreclosed assets, management obtains independent appraisals for significant collateral.

The determination of the adequacy of the allowance for credit losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.

The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions.

In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash, Cash Equivalents and Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, cash items in process of collection, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans held for sale, loans, restricted equity securities, and deposits are reported net.

The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Cash Equivalents and Cash Flows (Continued)

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. On March 15, 2020, the Federal Reserve System Board announced an interim final rule amending Regulation D to lower all transaction account reserve requirement ratios to zero percent, thereby eliminating all reserve requirements as of June 30, 2025 and December 31, 2024.

Securities

The Company classifies its debt securities into one of two categories based upon management’s intent and ability to hold the securities: (i) securities held to maturity or (ii) securities available for sale. Securities classified as held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. The Company has the ability, and it is management’s intention, to hold such securities to maturity. Securities classified as available for sale are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities available for sale are recorded on the trade date and are determined using the specific identification method.

Management uses a systematic methodology to determine its allowance for credit losses for held to maturity debt securities. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis to present the net amount expected to be collected on the held to maturity portfolio. Management considers the effects of past events, current conditions, and reasonable and supportable forecasts on the collectability of the portfolio. The Company’s estimate of its allowance for credit losses involves a high degree of judgment; therefore, management’s process for determining expected credit losses may result in a range of expected credit losses. Management monitors the held to maturity portfolio to determine whether a valuation account would need to be recorded. As of June 30, 2025, the Company had $19,103 held to maturity securities and no related valuation account.

For available for sale debt securities in an unrealized loss position, the Company will first assess whether (i) it intends to sell or (ii) it is more likely than not that it will be required to sell the debt security before recovery of its amortized cost basis. If either case is applicable, any previously recognized allowances are charged off and the debt security’s amortized cost is written down to fair value through income. If neither case is applicable, the debt security is evaluated to determine whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, the Company considers the extent to which fair value is less than amortized cost, any changes to the rating of the debt security by a rating agency and any adverse conditions specifically related to the debt security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the debt security are compared to the amortized cost basis of the debt security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount by which the fair value is less than the amortized cost basis. Any impairment that has not been recorded through allowance for credit losses is recognized in other comprehensive income (loss), net of tax. Adjustments to the allowance are reported in the income statement as a component of credit loss expense. Available for sale debt securities are charged off against the allowance or, in the absence of any allowance, written down through income when deemed uncollectible by the Company or when either of the aforementioned criteria regarding intent or requirement to sell is met.

The Company excludes the accrued interest receivable balance from the amortized cost basis in measuring expected credit losses on debt securities and does not record an allowance for credit losses on accrued interest receivable. The accrued interest receivable on securities was $257 and $1,194 at June 30, 2025 and December 31, 2024, respectively.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Equity Securities

The mutual funds owned by the Company are classified as equity securities and are carried at fair value with any periodic changes in value recorded through the statement of income.

Restricted Equity Securities

Restricted equity securities are investments that are restricted in marketability. The Company, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The Company has also purchased stock in First National Banker’s Bankshares, Inc. (FNBB), and Pacific Coast Banker’s Bank (PCBB), both correspondent banks. These securities are carried at cost and periodically evaluated for impairment based on ultimate recoverability of par value.

Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM). For loans carried at LOCOM, gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on originated loans and the allowance for credit losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan, using the straight-line method without anticipating prepayments.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance; unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.

Allowance for Credit Losses

The allowance for credit losses is based on the Company’s evaluation of the loan portfolios, past loan loss experience, current asset quality trends, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payment), the estimated value of any underlying collateral, composition of the loan portfolio, economic conditions, industry and peer bank loan quality indications and other pertinent factors, including regulatory recommendations. The process is inherently subjective and subject to significant change as it requires material estimates. The allowance is increased by a provision for credit losses, which is charged to expense, and reduced by charge offs, net of recoveries. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for credit losses. Such agencies may require the Company to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Credit Losses (Continued)

Loans with similar risk characteristics are evaluated in pools and, depending on the nature of each identified pool, the Company utilizes a discounted cash flow, probability of default / loss given default, or remaining life method. The historical loss experience estimate by pool is then adjusted by forecast factors that are quantitatively related to the Company’s historical credit loss experience, such as national unemployment rates and gross domestic product. Losses are predicted over a period of time determined to be reasonable and supportable, and at the end of the reasonable and supportable period losses are reverted to long term historical averages. The reasonable and supportable period and reversion period are re-evaluated each quarter by the Company and are dependent on the current economic environment among other factors.

The estimated credit losses for each loan pool are then adjusted for changes in qualitative factors not inherently considered in the quantitative analyses. The qualitative adjustments either increase or decrease the quantitative model estimation. The Company considers factors that are relevant within the qualitative framework which include the following: changes in lending policies and quality of loan reviews, changes in nature and volume of loans, changes in volume and trends of problem loans, changes in concentration risk, trends in underlying collateral values, changes in competition, legal and regulatory environment and changes in economic conditions.

Credit losses for loans that no longer share similar risk characteristics with the collectively evaluated pools are excluded from the collective evaluation and estimated on an individual basis. Specific allowances are estimated based on one of several methods, including the estimated fair value of the underlying collateral, observable market value of similar debt or the present value of expected cash flows.

The Company measures expected credit losses over the contractual term of a loan, adjusted for estimated prepayments. The contractual term excludes expected extensions, renewals and modifications unless there is a reasonable expectation that a loan modification will be executed. Credit losses are estimated on the amortized cost basis of loans. Accrued interest receivable on loans is excluded from the estimate of credit losses. The accrued interest receivable on loans was $8,978 and $8,786 at June 30, 2025 and December 31, 2024, respectively.

Off-Balance Sheet Credit Exposure

The Company also has off-balance sheet financial instruments, which include unfunded loan commitments and letters of credit. The Company minimizes these risks through underwriting guidelines and prudent risk management techniques. For off-balance sheet instruments, the allowance for credit losses is calculated in accordance with Topic 326, representing expected credit losses over the contractual period for which the Company is exposed to credit risk resulting from a contractual obligation to extend credit. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The allowance is reported as a component of other liabilities within the consolidated balance sheets. Adjustments to the allowance for credit losses for unfunded commitments are reported in the income statement as a component of other operating expense. The allowance for credit losses on off-balance sheet financial instruments was $1,405 at June 30, 2025 and December 31, 2024.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are reflected in income. The estimated useful lives are as follows:

Years
Buildings	10-39
Furniture and equipment	3-7

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Costs of improvements are capitalized, whereas costs related to holding foreclosed assets and subsequent write-downs to the value are expensed. Any gains and losses realized at the time of disposal are reflected in income.

Goodwill

Goodwill represents the excess of the amount paid over the fair value of the net assets at the date of acquisition. Goodwill is subject to an annual evaluation of impairment. If desired, the Company can assess qualitative factors to determine if comparing the carrying value of the reporting unit to its fair value is necessary. Should the fair value be less than the carrying value, an impairment write-down would be taken.

Goodwill is not amortized but is evaluated for impairment on a quarterly basis or whenever an event occurs or circumstances change to indicate that it is more likely than not that an impairment loss has been incurred (i.e., a triggering event). The qualitative factors considered in determining if fair value of the unit was less than the carrying amount were economic conditions related to the change in the interest rate environment. A quantitative assessment of goodwill impairment included determining the estimated fair value of Company using a market-based approach. It was determined there was no impairment. Due to the pending acquisition, there was no goodwill impairment test as of June 30, 2025.

Core Deposit Intangible

A core deposit intangible is initially recognized based on a valuation, of acquired deposits, performed as of the acquisition date. The core deposit intangible is amortized over the average remaining life of the acquired customer deposits, or approximately 7 years. The intangible asset is reviewed annually for events or circumstances that could negatively impact the recoverability of the intangible. These events could include loss of core deposits, increased competition, or adverse changes in the economy. To the extent this intangible asset is deemed unrecoverable, an impairment charge would be recorded. The Company maintains steady deposit growth across our markets and continues to attract new customer deposits. Due to the pending acquisition, there was no core deposit intangible impairment test as of June 30, 2025.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Policy for Derivative Instruments and Hedging Activities

Financial Accounting Standards Board (FASB) ASC 815, Derivatives and Hedging (ASC 815), provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how the entity accounts for derivative instruments and related hedged items, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, qualitative disclosures are required that explain the Company’s objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

As required by ASC 815, the Company records all derivatives on the balance sheet at fair value.  The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

In accordance with the FASB’s fair value measurement guidance in ASU 2011-04, the Company made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. Management believes that the Company will generate sufficient operating earnings to realize the deferred tax benefits.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation Plans

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options and warrants, restricted stock plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the estimated market price of the Company’s common stock at the date of grant is used for restricted stock awards, restricted stock units and stock grants.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 11. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTE 2.         ACQUISITION ACTIVITY

Merger with FB Financial Corporation

On March 31, 2025, the Company announced it had entered into an agreement and plan of merger with FB Financial Corporation, the parent company of FirstBank. Effective upon completion of this merger, the Company will merge into FB Financial Corporation and Southern States Bank will immediately merge into FirstBank. The Merger Agreement has been approved by the Board of Directors of each company and by both the Company’s and FB Financial Corporation’s shareholders. This transaction closed effective on July 1, 2025. As a result of the merger, all outstanding stock-based compensation was vested during the second quarter. Additionally, prior to the merger closing, the Company sold approximately $169,000 of investment securities to reposition the balance sheet. These sales were not part of the acquisition accounting.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 2.         ACQUISITION ACTIVITY (Continued)

CBB Acquisition

On July 31, 2024 (the “Effective Date”), the Company closed the transactions pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and between us, the Bank, and CBB Bancorp (“CBB Bancorp”), the parent company of Century Bank of Georgia (“Century Bank”). On the Effective Date, (i) CBB Bancorp merged with and into us (the “Corporate Merger”), and we were the surviving corporation in the Corporate Merger and (ii) subsequent to the Corporate Merger, Century Bank merged with and into the Bank (the “Bank Merger”) with the Bank as the surviving banking corporation in the Bank Merger.

The Company issued 961,920 shares of its common stock valued at $31,474 as of July 31, 2024, plus $3,150 in cash, in exchange for all outstanding shares of CBB Bancorp common stock.

Prior to the acquisition, Century Bank operated branch offices in Cartersville and Rockmart, Georgia and provided a full range of banking services. Including the effects of the purchase method of accounting adjustments, the Company acquired $334,622 in assets, including $127,871 in loans, and $308,747 in deposits. The merger expanded and strengthened the Company’s footprint in the Georgia market.

The fair value of consideration paid exceeded the net assets acquired and resulted in goodwill of $16,313.

The acquired assets and assumed liabilities as of July 31, 2024, as well as the adjustments to record the assets and liabilities at fair value, are presented in the following table:

		Fair Value	As Recorded by
	Acquired	Adjustments	the Company
Cash and cash equivalents	$66,605	$—	$66,605
Securities available for sale - sold day 1	104,724	—	104,724
Securities available for sale	2,750	(286)	2,464
Restricted equity securities	734	—	734
Time deposits held as investments	10,897	(90)	10,807
Loans	132,618	(4,747)	127,871
Less allowance for credit losses	(1,619)	1,619	—
Core deposit intangible	—	8,896	8,896
Premises and equipment, net	3,903	1,610	5,513
Other assets	9,203	(2,195)	7,008
Total assets acquired	$329,815	$4,807	$334,622

Deposits	308,535	212	308,747
Subordinated notes	5,000	(307)	4,693
Accrued expenses and other liabilities	2,871	—	2,871
Total liabilities assumed	$316,406	$(95)	$316,311
Net assets acquired			18,311
Cash			3,150
Common stock issued (961,920 shares)			31,474
Total consideration paid			34,624
Goodwill			$16,313

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 2.         ACQUISITION ACTIVITY (Continued)

The following is a description of the methods used to determine the fair values of significant assets and liabilities presented in the acquisition above.

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks, and federal funds sold make up cash and cash equivalents. The carrying amount of these short-term instruments approximate fair value.

Securities Available for Sale: Securities available for sale were acquired with an adjustment to fair value based upon pricing models and discounted cash flows that considered standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers, which is cost.

Time Deposits Held as Investments: Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Loans were acquired with an adjustment to fair value based upon these factors.

Core Deposit Intangible: The core deposit intangible represents the value of the relationship that the acquired bank had with its deposit customers. The fair value of this asset was estimated based on a discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

Premises and Equipment: Premises and equipment were acquired with an adjustment to fair value, which represents the difference between the Company’s current analysis of property and equipment values completed in connection with the acquisition and book value acquired.

Other Assets: The carrying value of other assets approximate fair value.

Deposits: The fair values disclosed for transaction deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Subordinated Notes: Subordinated notes were acquired with an adjustment to fair value based on a discounted cash flow calculation using the estimated market interest rate of similar instruments.

Accrued Interest and Other Liabilities: The carrying amounts of accrued interest and other liabilities approximate fair value.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 3.         EPS

Basic earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share reflect additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options issued and the vesting of restricted stock units, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and restricted stock units.

	For the Six Months Ended June 30
	2025	2024
Basic Earnings Per Share:
Net Income	$3,675	$16,317
Weighted average common shares outstanding	9,999,622	8,935,542
Basic earnings per share	$0.37	$1.82
Diluted Earnings Per Share:
Net income allocated to common shareholders	$3,675	$16,306
Weighted average common shares outstanding	9,999,622	8,935,542
Net dilutive effect of:
Assumed exercises of stock options and vesting of restricted stock units	96,804	127,006
Average shares and dilutive potential common shares	10,096,426	9,062,548
Dilutive earnings per share	$0.36	$1.80

NOTE 4.         INVESTMENT SECURITIES

The amortized cost and fair value of securities at June 30, 2025 and December 31, 2024 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2025
Securities Available for Sale
U.S. Treasury securities	$7,653	$—	$(619)	$7,034
U.S. Government Sponsored Enterprises (GSEs)	747	—	(158)	589
Corporate debt securities	3,065	—	(405)	2,660
Mortgage-backed GSE residential/multifamily and non-GSE	5,524	—	(404)	5,120
Total securities available for sale	$16,989	$—	$(1,586)	$15,403

Securities Held to Maturity
State and municipal securities	19,103	—	(2,921)	16,182
Total securities held to maturity	$19,103	$—	$(2,921)	$16,182
Total securities	$36,092	$—	$(4,507)	$31,585

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 4.         INVESTMENT SECURITIES (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2024
Securities Available for Sale
U.S. Treasury securities	$9,678	$—	$(869)	$8,809
U.S. Government Sponsored Enterprises (GSEs)	2,029	7	(206)	1,830
State and municipal securities	46,353	23	(4,613)	41,763
Corporate debt securities	15,024	13	(910)	14,127
Asset based securities	14,663	176	(347)	14,492
Mortgage-backed GSE residential/multifamily and non-GSE	119,848	234	(4,233)	115,849
Total securities available for sale	$207,595	$453	$(11,178)	$196,870

Securities Held to Maturity
State and municipal securities	19,611	—	(3,579)	16,032
Total securities held to maturity	$19,611	$—	$(3,579)	$16,032
Total securities	$227,206	$453	$(14,757)	$212,902

Securities with a carrying value of $10,792 and $19,529 at June 30, 2025 and December 31, 2024, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 4.         INVESTMENT SECURITIES (Continued)

The amortized cost and fair value of securities available for sale and securities held to maturity as of June 30, 2025 and December 31, 2024 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity in the following summary:

	June 30, 2025		December 31, 2024
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
Due in less than one year	$—	$—	$2,427	$2,421
Due from one year to five years	8,191	7,717	12,824	11,976
Due after five to ten years	3,274	2,566	21,417	19,567
Due after ten years	—	—	51,079	47,057
Mortgage-backed securities	5,524	5,120	119,848	115,849
Total securities available for sale	$16,989	$15,403	$207,595	$196,870

Securities Held to Maturity
Due in less than one year	$—	$—	$—	$—
Due from one year to five years	—	—	—	—
Due after five to ten years	16,794	14,314	16,801	13,740
Due after ten years	2,309	1,868	2,810	2,292
Mortgage-backed securities	—	—	—	—
Total securities held to maturity	$19,103	$16,182	$19,611	$16,032
Total securities	$36,092	$31,585	$227,206	$212,902

Gains and losses on sales and change in value of securities available for sale and other equity securities held at fair value for the six months ended June 30, 2025 and 2024, respectively, consist of the following:

	For the Six Months Ended
	June 30, 2025	June 30, 2024
Gross gains	$109	$32
Gross losses	(12,422)	(24)
Net realized (loss) gain	$(12,313)	$8

Restricted equity securities as of June 30, 2025 and December 31, 2024 consist of the following:

	June 30, 2025	December 31, 2024
Federal Home Loan Bank stock	$2,058	$3,023
First National Banker’s Bankshares, Inc. stock	1,168	1,168
Pacific Coast Banker’s Bank stock	250	250
Total restricted equity securities	$3,476	$4,441

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 4.         INVESTMENT SECURITIES (Continued)

The following table shows the gross unrealized losses and fair value of securities, aggregated by category and length of time that securities have been in a continuous unrealized loss position at June 30, 2025 and December 31, 2024.

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
June 30, 2025
Securities Available for Sale
U.S. Treasury securities	$—	$—	$(619)	$7,034	$(619)
U.S. Government Sponsored Enterprises (GSEs)	—	—	(158)	589	(158)
Corporate debt securities	(19)	1,981	(386)	679	(405)
Mortgage-backed GSE residential/multifamily and non-GSE	—	—	(404)	5,120	(404)
Total securities available for sale	$(19)	$1,981	$(1,567)	$13,422	$(1,587)

Securities Held to Maturity
State and municipal securities	—	—	(2,921)	16,182	(2,921)
Total securities held to maturity	$—	$—	$(2,921)	$16,182	$(2,921)
Total securities	$(19)	$1,981	$(4,488)	$29,604	$(4,508)

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2024
Securities Available for Sale
U.S. Treasury securities	$—	$—	$(869)	$8,809	$(869)
U.S. Government Sponsored Enterprises (GSEs)	—	—	(206)	1,238	(206)
State and municipal securities	(24)	2,032	(4,589)	39,225	(4,613)
Corporate debt securities	—	—	(910)	12,108	(910)
Asset based securities	(1)	507	(346)	3,782	(347)
Mortgage-backed GSE residential/multifamily and non-GSE	(1,205)	38,701	(3,028)	37,891	(4,233)
Total securities available for sale	$(1,230)	$41,240	$(9,948)	$103,053	$(11,178)

Securities Held to Maturity
State and municipal securities	—	—	(3,579)	16,032	(3,579)
Total securities held to maturity	$—	$—	$(3,579)	$16,032	$(3,579)
Total securities	$(1,230)	$41,240	$(13,527)	$119,085	$(14,757)

The unrealized losses on 60 securities at June 30, 2025 were caused by interest rate changes. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, at maturity, the Company does not consider these securities to be credit impaired at June 30, 2025.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 4.         INVESTMENT SECURITIES (Continued)

At June 30, 2025, no allowance for credit losses has been recognized on available for sale debt securities in an unrealized loss position as the Company does not believe any of the debt securities are credit impaired. This is based on the Company’s analysis of the risk characteristics, including credit ratings, and other qualitative factors related to available for sale debt securities. The issuers of these debt securities continue to make timely principal and interest payments under the contractual terms of the securities. The Company does not intend to sell these debt securities and it is more likely than not that the Company will not be required to sell the debt securities before recovery of their amortized cost, which may be at maturity. The unrealized losses are due to increases in market interest rates over the yields available at the time the debt securities were purchased. Management measures expected credit losses on held to maturity securities on a collective basis by major security type with each type sharing similar risk characteristics and considers historical credit loss information that is adjusted for current conditions and reasonable and supportable forecasts. With regard to securities issued by states and political subdivisions, management considers (i) issuer bond ratings, (ii) historical loss rates for given bond ratings, (iii) whether issuers continue to make timely principal and interest payments under the contractual terms of the securities, and (iv) internal forecasts. Historical loss rates associated with securities having similar grades as those in our portfolio have generally not been significant. Furthermore, as of June 30, 2025, there were no past due principal or interest payments associated with these securities. Based upon (i) the issuer’s strong bond ratings and (ii) a zero historical loss rate, no allowance for credit losses has been recorded for held to maturity state and municipal securities as such amount is not material at June 30, 2025. All debt securities in an unrealized loss position as of June 30, 2025 continue to perform as scheduled and the Company does not believe there is a possible credit loss or that an allowance for credit loss on these debt securities is necessary.

NOTE 5.         LOANS

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	June 30, 2025		December 31, 2024
	Amount	% of Total	Amount	% of Total
Real estate mortgages:
Construction and development	$203,509	8.8%	$238,603	10.7%
Residential	349,848	15.0%	315,083	14.1%
Commercial	1,430,202	61.5%	1,350,091	60.4%
Commercial and industrial	329,995	14.2%	317,887	14.3%
Consumer and other	12,106	0.5%	11,580	0.5%
Gross loans	2,325,660	100.0%	2,233,244	100.0%
Deferred loan fees	(7,089)		(6,675)
Allowance for credit losses	(22,167)		(28,338)
Loans, net	$2,296,404		$2,198,231

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. There are three loan portfolio segments that include real estate, commercial and industrial, and consumer and other. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Commercial and industrial is a separate commercial loan class. Classes within the real estate portfolio

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

Portfolio Segments and Classes (Continued)

segment include construction and development, residential mortgages, and commercial mortgages. Consumer loans and other are a class in itself.

The following describe risk characteristics relevant to each of the portfolio segments and classes:

Real estate - As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Loans for real estate construction and development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•	Residential mortgages include 1-4 family first mortgage loans which are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property. Also included in residential mortgages are real estate loans secured by farmland, second liens, or open end real estate loans, such as home equity lines. These loans are typically repaid in the same means as 1-4 family first mortgages.

•	Commercial real estate mortgage loans include both owner-occupied commercial real estate loans and other commercial real estate loans such as commercial loans secured by income producing properties. Owner-occupied commercial real estate loans made to operating businesses are long-term financing of land and buildings and are repaid by cash flows generated from business operations. Real estate loans for income-producing properties such as apartment buildings, hotels, office and industrial buildings, and retail shopping centers are repaid by cash flows from rent income derived from the properties.

Commercial and industrial - The commercial loan portfolio segment includes commercial and industrial loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, leases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.

Consumer and other - The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures which affects borrowers’ incomes and cash for repayment.

Credit Risk Management

The Chief Credit Officer, Officers Loan Committee and Directors Loan Committee are each involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive Loan Policy that provides for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

Credit Risk Management (Continued)

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. To ensure problem credits are identified on a timely basis, several specific portfolio reviews occur each year to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and reported to the Board of Directors.

A description of the general characteristics of the risk categories used by the Company is as follows:

•	Pass - A pass loan is a strong credit with no existing or known potential weaknesses deserving of management’s close attention.

•	Special Mention - A loan that has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution's credit position at some future date. These loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•	Substandard - Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•	Doubtful - Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

•	Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

The following tables summarize the risk category of the Company’s loan portfolio based upon the most recent analysis on the year of origination as of June 30, 2025 and December 31, 2024:

	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
Real Estate Mortgages:
Construction and development
Pass	$41,794	$71,824	$9,344	$42,427	$15,631	$6,916	$10,917	$198,853
Special Mention	—	—	—	—	—	4,173	—	4,173
Substandard	—	87	—	396	—	—	—	483
Doubtful	—	—	—	—	—	—	—	—
Total	41,794	71,911	9,344	42,823	15,631	11,089	10,917	203,509
Current gross charge offs	—	—	—	—	—	—	—	—

Residential
Pass	37,947	57,408	70,389	61,368	20,278	60,436	39,680	347,506
Special Mention	—	236	766	252	—	20	915	2,189
Substandard	—	—	84	—	—	69	—	153
Doubtful	—	—	—	—	—	—	—	—
Total	37,947	57,644	71,239	61,620	20,278	60,525	40,595	349,848
Current gross charge offs	—	—	—	—	—	—	—	—

Commercial
Pass	93,517	179,625	241,913	378,733	234,333	254,531	18,141	1,400,793
Special Mention	—	650	68	3,917	4,315	8,013	—	16,963
Substandard	—	—	1,998	3,996	4,944	1,508	—	12,446
Doubtful	—	—	—	—	—	—	—	—
Total	93,517	180.275	243,979	386,646	243,592	264,052	18,141	1,430,202
Current gross charge offs	—	—	428	310	—	574	—	1,312

Commercial and industrial
Pass	29,270	65,896	63,808	33,847	13,189	11,896	105,695	323,601
Special Mention	57	925	34	—	—	277	2,941	4,234
Substandard	—	—	110	660	—	1,144	246	2,160
Doubtful	—	—	—	—	—	—	—	—
Total	29,327	66,821	63,952	34,507	13,189	13,317	108,882	329,995
Current gross charge offs	—	331	1,430	1,473	—	3,332	—	6,566

Consumer and other
Pass	2,795	2,074	1,377	551	312	1,121	3,873	12,103
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	3	—	—	—	—	3
Doubtful	—	—	—	—	—	—	—	—
Total	2,795	2,074	1,380	551	312	1,121	3,873	12,106
Current gross charge offs	—	4	—	2	—	—	—	6

Gross Loans
Pass	205,323	376,827	386,831	516,926	283,743	334,900	178,306	2,282,856
Special Mention	57	1,811	868	4,169	4,315	12,483	3,856	27,559
Substandard	—	87	2,195	5,052	4,944	2,721	246	15,245
Doubtful	—	—	—	—	—	—	—	—
Total	$205,380	$378,725	$389,894	$526,147	$293,002	$350,104	$182,408	$2,325,660
Current gross charge offs	$—	$335	$1,858	$1,785	$—	$3,906	$—	$ 7, 884

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

	2024	2023	2022	2021	2020	Prior	Revolving Loans	Total
Real Estate Mortgages:
Construction and development
Pass	$77,290	$35,395	$91,896	$16,615	$1,584	$5,892	$5,082	$233,754
Special Mention	—	—	—	—	—	4,289	—	4,289
Substandard	145	—	415	—	—	—	—	560
Doubtful	—	—	—	—	—	—	—	—
Total	77,435	35,395	92,311	16,615	1,584	10,181	5,082	238,603
Current gross charge offs	—	—	—	—	—	—	—	—

Residential
Pass	60,216	63,257	63,590	21,866	44,848	20,451	40,346	314,574
Special Mention	—	—	—	—	—	—	—	—
Substandard	50	—	100	—	—	309	50	509
Doubtful	—	—	—	—	—	—	—	—
Total	60,266	63,257	63,690	21,866	44,848	20,760	40,396	315,083
Current gross charge offs	—	—	—	—	—	11	—	11

Commercial
Pass	173,094	241,486	375,924	250,065	83,154	188,412	14,796	1,326,931
Special Mention	660	—	1,461	5,463	—	11,954	240	19,778
Substandard	—	664	437	325	479	1,477	—	3,382
Doubtful	—	—	—	—	—	—	—	—
Total	173,754	242,150	377,822	255,853	83,633	201,843	15,036	1,350,091
Current gross charge offs	—	—	119	38	—	—	—	157

Commercial and industrial
Pass	63,387	70,165	37,732	16,052	15,064	5,732	102,167	310,299
Special Mention	987	56	—	—	—	314	2,827	4,184
Substandard	1	2,837	74	—	—	492	—	3,404
Doubtful	—	—	—	—	—	—	—	—
Total	64,375	73,058	37,806	16,052	15,064	6,538	104,994	317,887
Current gross charge offs	—	—	1,210	—	—	—	—	1,210

Consumer and other
Pass	3,713	1,777	772	403	22	1,135	3,754	11,576
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	4	—	—	—	4
Doubtful	—	—	—	—	—	—	—	—
Total	3,713	1,777	772	407	22	1,135	3,754	11,580
Current gross charge offs	10	15	—	—	—	—	—	25

Gross Loans
Pass	377,700	412,080	569,914	305,001	144,672	221,622	166,145	2,197,134
Special Mention	1,647	56	1,461	5,463	—	16,557	3,067	28,251
Substandard	196	3,501	1,026	329	479	2,278	50	7,859
Doubtful	—	—	—	—	—	—	—	—
Total	$379,543	$415,637	$572,401	$310,793	$145,151	$240,457	$169,262	$2,233,244
Current gross charge offs	$10	$15	$1,329	$38	$—	$11	$—	$1,403

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

Credit Risk Management (Continued)

Collateral Dependent Loans

The Company classifies a loan as collateral dependent when the borrower is experiencing financial difficulty, and expected repayment is to be provided substantially through the operation or sale of collateral. The following tables summarize collateral dependent loans, which are individually evaluated to determine expected credit losses, as of June 30, 2025 and December 31, 2024:

	Real Estate	Other	Total	ACL
As of June 30, 2025
Real estate mortgages:
Construction and development	$665	$—	$665	$21
Residential	938	—	938	47
Commercial	9,958	—	9,958	507
Commercial and industrial	—	2,072	2,072	383
Consumer and other	—	—	—	—
Total	$11,561	$2,072	$13,633	$958

	Real Estate	Other	Total	ACL
As of December 31, 2024
Real estate mortgages:
Construction and development	$696	$—	$696	$23
Residential	924	—	924	49
Commercial	9,672	—	9,672	557
Commercial and industrial	—	3,411	3,411	205
Consumer and other	—	11	11	—
Total	$11,292	$3,422	$14,714	$834

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement.  Generally, management places a loan on nonaccrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans and leases as of June 30, 2025 and December 31, 2024:

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual with ACL	Nonaccrual without ACL	Total
As of June 30, 2025
Real estate mortgages:
Construction and development	$202,776	$337	$—	$—	$337	$—	$396	$203,509
Residential	348,766	531	47	215	793	20	269	349,848
Commercial	1,420,205	2,481	—	—	2,481	1,821	5,695 5,695	1,430,202
Commercial and industrial	327,741	188	15	—	203	477	1,574	329,995
Consumer and other	11,790	13	300	—	313	—	3	12,106
Total	$2,311,278	$3,550	$362	$215	$4,127	$2,318	$7,937	$2,325,660

As of December 31, 2024
Real estate mortgages:
Construction and development	$237,390	$636	$162	$—	$798	$—	$415	$238,603
Residential	313,660	818	46	—	864	21	538	315,083
Commercial	1,340,990	5,239	1,667	98	7,004	1,772	325	1,350,091
Commercial and industrial	313,454	1,070	—	—	1,070	570	2,793	317,887
Consumer and other	11,569	10	—	1	11	—	—	11,580
Total	$2,217,063	$7,773	$1,875	$99	$9,747	$2,363	$4,071	$2,233,244

Allowance for Credit Losses

The following tables detail activity in the allowance for credit losses by portfolio segment as of June 30, 2025 and June 30, 2024. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

We maintain an allowance for credit losses on unfunded loan commitments and letters of credit to provide for the risk of loss inherent in these arrangements. The allowance for credit losses is computed using a methodology similar to that used to determine the allowance for credit losses for loans, modified to take into account the probability of a drawdown on the commitment. The allowance for credit losses on unfunded loan commitments is classified as a liability account on the consolidated balance sheet within other liabilities, while corresponding provision for these credit losses is recorded as a component of other operating expense. At June 30, 2025, $1,405 in allowance for credit losses on unfunded commitments was included in other liabilities on the consolidated balance sheets.

	Real Estate	Commercial	Consumer	Total
Allowance for credit losses:
Balance at December 31, 2024	$23,861	$4,367	$110	$28,338
Provision for credit losses	354	1,152	2	1,508
Loans charged off	(1,312)	(6,566)	(6)	(7,884)
Recoveries of loans previously charged off	10	192	3	205
Ending balance at June 30, 2025	$22,913	$(855)	$109	$22,167

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 5.         LOANS (Continued)

	Real Estate	Commercial	Consumer	Total
Allowance for credit losses:
Balance at December 31, 2023	$19,826	$4,466	$86	$24,378
Provision for credit losses	1,686	587	30	2,303
Loans charged off	(49)	(826)	(25)	(900)
Recoveries of loans previously charged off	14	31	2	47
Ending balance at June 30, 2024	$21,477	$4,258	$93	$25,828

NOTE 6.         DEPOSITS

Major classifications of deposits are as follows:

	June 30, 2025	December 31, 2024
Noninterest-bearing transaction	$562,479	$575,357
Interest-bearing transaction	1,211,832	1,128,959
Savings	52,666	52,472
Time deposits, $250,000 and under	495,464	512,717
Time deposits, over $250,000	147,153	141,792
	$2,469,594	$2,411,297

Brokered deposits totaled $114,125 at June 30, 2025 and $150,014 at December 31, 2024. The scheduled maturities of time deposits at June 30, 2025 are as follows:

July 1, 2025 to June 30, 2026	$590,033
July 1, 2026 to June 30, 2027	38,029
July 1, 2027 to June 30, 2028	11,188
July 1, 2028 to June 30, 2029	1,834
July 1, 2029 to June 30, 2030	1,530
Thereafter	3
$642,617

At June 30, 2025 and December 31, 2024, overdrawn transaction accounts reclassified to loans totaled $317 and $639, respectively.

NOTE 7.         SUBORDINATED NOTES

On February 7, 2022, the Company issued $48,000 of Fixed-to-Floating Rate Subordinated Notes due February 2032 (the “Notes”). The Notes bear interest at 3.5% per annum, payable quarterly in arrears. From and including February 7, 2027, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 205 basis points, payable quarterly in arrears. The Company will be entitled to redeem the Notes, in whole or in part, on any interest payment on or after February 7, 2027, and to redeem the Notes in whole upon certain other events. On September 19, 2024, the Company redeemed $500 of the Notes held by Century Bank in connection with the acquisition, resulting in a principal amount $47,500 at June 30, 2025.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 7.         SUBORDINATED NOTES (Continued)

On October 26, 2022, the Company issued $40,000 of Fixed-to-Floating Rate Subordinated Notes due October 2032 (the “2032 Notes”). The 2032 Notes bear interest at 7.0% per annum, payable quarterly in arrears. From and including October 26, 2027, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to a Three-Month Term Secured Overnight Financing Rate plus 306 basis points, payable quarterly in arrears. The Company will be entitled to redeem the 2032 Notes, in whole or in part, on any interest payment on or after October 26, 2027, and to redeem the 2032 Notes in whole upon certain other events.

On July 31, 2024, the Company assumed Fixed-to-Floating Rate Subordinated Notes due December 2031 from the acquisition of Century Bank (the “Century Notes”) in an aggregate principal amount, net of premium adjustments, of $4,019. The Century Notes will mature on December 22, 2031, and through December 22, 2026 will bear a fixed rate of interest of 3.5% per annum, payable quarterly in arrears. From and including December 22, 2026, to but excluding the maturity date or early redemption date, the interest will reset quarterly to a floating rate per annum equal to the then current Three-Month Term Secured Overnight Financing Rate plus 242 basis points, payable quarterly in arrears.

NOTE 8.         DERIVATIVES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.

Non-designated Hedges

Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain customers. The Company executes interest rate swaps with commercial banking customers to facilitate their respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting derivatives that the Company executes with a third party, such that the Company minimizes its net risk exposure resulting from such transactions. As the interest rate derivatives associated with this program do not meet the strict hedge accounting requirements, changes in the fair value of both the customer derivatives and the offsetting derivatives are recognized directly in earnings.

Tabular Disclosure of Fair Values of Derivative Instruments on the Balance Sheet

The table below presents the fair value of the Company’s derivative financial instruments including the effects of offsetting as well as their classification on the consolidated balance sheets as of June 30, 2025 and December 31, 2024. As of June 30, 2025, the Company has posted cash collateral of $4,340. The amount of loss recognized in expense on derivatives as a fair value adjustment and fee expense, for the six months ended June 30, 2025, were $(4) and $0, respectively.

June 30, 2025				December 31, 2024
Derivatives not Designated as Hedging Instruments	Notional Amount	Balance Sheet Location	Fair Value	Derivatives not Designated as Hedging Instruments	Notional Amount	Balance Sheet Location	Fair Value
Interest Rate Products	$92,232	Other Assets	$5,143	Interest Rate Products	$101,185	Other Assets	$6,444
Interest Rate Products	92,232	Other Liabilities	(5,158)	Interest Rate Products	101,185	Other Liabilities	(6,454)

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 8.         DERIVATIVES (Continued)

Credit-risk-related Contingent Features

Applicable for OTC derivatives with dealers

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

The Company has agreements with certain of its derivative counterparties that contain a provision where if the company fails to maintain its status as a well / adequate capitalized institution, then the Company could be required to post additional collateral.

As of June 30, 2025, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $5,247. If the Company had breached any of these provisions at June 30, 2025, it could have been required to settle its obligations under the agreements at their termination value of $5,247, less the required collateral of $4,340.

NOTE 9.         COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	June 30, 2025	December 31, 2024
Commitments to extend credit	$365,589	$401,912
Standby letters of credit	24,086	5,901
Total	$389,675	$407,813

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies and is required in instances that the Company deems necessary.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 9.         COMMITMENTS AND CONTINGENCIES (Continued)

The Company has not been required to perform on any standby letters of credit, and the Company has not incurred any losses on financial standby letters of credit for the six months ended June 30, 2025 and June 30, 2024.

The allowance for credit losses on unfunded commitments as follows:

	June 30, 2025	December 31, 2024
Allowance for credit losses on unfunded commitments at beginning of the period	$1,405	$1,239
Impact from acquisition	—	199
Credit for credit losses on unfunded commitments	—	(33)
Balance at the end of the period	$1,405	$1,405

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTE 10.      REGULATORY MATTERS

The Bank is also subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total capital, Tier 1 capital, and common equity Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. In addition, the Bank is subject to a capital conservation buffer that requires it to maintain common equity Tier 1 capital of 2.50% above minimum requirements for the common equity Tier 1 ratio, Tier 1 risk-based ratio and total risk-based ratio to avoid limitations on distributions and discretionary bonus payments. The capital conservation buffer is included in the minimum capital requirements in the following tables. Management believes, as of June 30, 2025 and December 31, 2024, that the Bank met all capital adequacy requirements to which it is subject.

As of June 30, 2025, the Company and the Bank believe they are each well capitalized on a consolidated basis for bank regulatory purposes as their respective capital ratios exceed minimum total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table. As a bank holding company with less than $3,000,000 in total consolidated assets, the Company is eligible to be treated as a “small bank holding company” under the Federal Reserve’s Small Bank Holding Company and Savings and Loan Holding Company Policy Statement. As a result, the Company’s capital adequacy is evaluated at the bank level and on a parent-only basis, and it is not subject to consolidated capital standards for regulatory purposes. The ratios set forth below as to the Company are for illustrative purposes in the event it was to become subject to consolidated capital standards for regulatory purposes.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 10.      REGULATORY MATTERS (Continued)

The column styled “Required for Capital Adequacy Purposes” includes the 2.50% capital conservation buffer.

The Bank is also subject to capital requirements under the FDIC’s prompt corrective action regime. As of June 30, 2025, the Bank was well capitalized under the regulatory framework for prompt corrective action.

Community Bank Leverage Ratio Framework

As part of the directive under the Economic Growth Act, in September 2019, the FDIC and other federal bank regulatory agencies approved the Community Bank Leverage Ratio (“CBLR”) framework. This optional framework became effective January 1, 2020, and is available to the Company and the Bank as an alternative to the Basel III risk-based capital framework. The CBLR framework provides for a simple measure of capital adequacy for certain community banking organizations. Specifically, depository institutions and depository institution holding companies that have less than $10,000,000 in total consolidated assets and meet other qualifying criteria, including a Tier 1 leverage ratio of greater than 9.00%, are considered qualifying community banking organizations and are eligible to opt into the CBLR framework, and replace the applicable Basel III risk-based capital requirements. As of June 30, 2025, the Company and the Bank qualify for the CBLR framework. Management does not intend to utilize the CBLR framework.

	Actual		Required for Capital Adequacy Purposes		Minimums To Be “Well Capitalized” Under Prompt Corrective Action

	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2025

Tier 1 capital (to average assets)
Company	$255,235	8.96%	$113,949	4.00%	$—	—
Bank	$330,212	11.59%	$113,949	4.00%	$142,437	5.00%

CET 1 capital (to risk-weighted assets)
Company	$255,235	10.16%	$175,852	7.00%	$—	—
Bank	$330,212	13.14%	$175,872	7.00%	$163,291	6.50%

Tier 1 capital (to risk-weighted assets)
Company	$255,235	10.16%	$213,534	8.50%	$—	—
Bank	$330,212	13.14%	$213,574	8.50%	$200,974	8.00%

Total capital (to risk-weighted assets)
Company	$371,307	14.78%	$263,778	10.50%	$—	—
Bank	$353,784	14.08%	$263,778	10.50%	$251,217	10.00%

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 10.      REGULATORY MATTERS (Continued)

	Actual		Required for Capital Adequacy Purposes		Minimums To Be “Well Capitalized” Under Prompt Corrective Action

	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024

Tier 1 capital (to average assets)
Company	$245,711	8.67%	$113,353	4.00%	$—	—
Bank	$324,487	11.45%	$113,353	4.00%	$141,691	5.00%

CET 1 capital (to risk-weighted assets)
Company	$245,711	9.84%	$174,815	7.00%	$—	—
Bank	$324,487	12.99%	$174,815	7.00%	$162,328	6.50%

Tier 1 capital (to risk-weighted assets)
Company	$245,711	9.84%	$212,275	8.50%	$—	—
Bank	$324,487	12.99%	$212,275	8.50%	$199,788	8.00%

Total capital (to risk-weighted assets)
Company	$367,954	14.73%	$262,222	10.50%	$—	—
Bank	$354,230	14.18%	$262,222	10.50%	$249,735	10.00%

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy (Continued)

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks, and federal funds sold make up cash and cash equivalents. The carrying amount of these short-term instruments approximate fair value.

Securities and Other Equity Securities: Where quoted prices are available in an active market, management classifies the securities within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include GSE obligations, and state and municipal securities. Mortgage-backed securities are included in Level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, those securities would be classified in Level 3.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.

Loans Held for Sale: The carrying amounts of loans held for sale approximates fair value.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Bank Owned Life Insurance: The carrying amount of bank owned life insurance approximates fair value.

Annuities: The carrying amounts of annuities approximate their fair values.

Deposits: The fair values disclosed for transaction deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings: The fair value of fixed rate other borrowings is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities. The fair values of the Company’s variable rate other borrowings approximate their carrying values.

FHLB Advances: The fair value of FHLB advances is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities.

Subordinated Notes: The carrying amounts of the subordinated notes approximate fair value.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

Trading Assets and Liabilities: The Company has derivative instruments in the form of interest rate swap agreements accounted for as trading assets and liabilities and carried at fair value. The fair value

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy (Continued)

of these instruments is based on information obtained from a third party financial institution. The Company reflects these instruments within Level 2 of the valuation hierarchy.

Off-Balance Sheet Credit-Related Instruments: Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Assets Measured at Fair Value on a Recurring Basis

The only assets and liabilities measured at fair value on a recurring basis are our securities available for sale and swaps. There were no transfers between levels during the period. Information related to the Company’s assets and liabilities measured at fair value on a recurring basis at June 30, 2025 and December 31, 2024 is as follows:

	Fair Value Measurements At Reporting Date Using:
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2025
U.S. Treasury securities	$7,034	$7,034	$—	$—
U.S. Government Sponsored Enterprises (GSEs)	589	—	589	—
Corporate debt securities	2,660	—	2,660	—
Mortgage-backed GSE residential/multifamily and non-GSE	5,120	—	5,120	—
Other equity securities	2,783	2,783	—	—
Interest Rate Products - asset	5,143	—	5,143	—
Interest Rate Products - liabilities	(5,158)	—	(5,158)	—

December 31, 2024
U.S. Treasury securities	$8,809	$8,809	$—	$—
U.S. Government Sponsored Enterprises (GSEs)	1,830	—	1,830	—
State and municipal securities	41,763	—	41,763	—
Corporate debt securities	14,127	—	14,127	—
Asset based securities	14,492	—	14,492	—
Mortgage-backed GSE residential/multifamily and non-GSE	115,849	—	115,849	—
Other equity securities	3,697	3,697	—	—
Interest Rate Products - asset	6,444	—	6,444	—
Interest Rate Products - liabilities	(6,454)	—	(6,454)	—

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measure at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the table below as of June 30, 2025 and December 31, 2024:

	Fair Value Measurements At Reporting Date Using:
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2025:
Individually analyzed loans	$2,092	$—	$—	$2,092
Foreclosed assets	120	—	—	120
Totals	$2,212	$—	$—	$2,212

	Fair Value Measurements At Reporting Date Using:
	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2024:
Individually analyzed loans	$2,957	$—	$—	$2,957
Foreclosed assets	—	—	—	—
Totals	$2,957	$—	$—	$2,957

Individually Analyzed Loans

Loans considered individually analyzed under ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Individually analyzed loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.

The fair value of individually analyzed loans are primarily measured based on the value of the collateral securing these loans. Individually analyzed loans are typically classified within level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Individually analyzed loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Foreclosed Assets

Foreclosed assets, consisting of properties/assets obtained through foreclosure or in satisfaction of loans, are initially recorded at fair value less estimated costs to sell upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value less estimated costs to sell. Fair values are generally based on third party appraisals of the property/assets and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis as of June 30, 2025 and December 31, 2024.

For Level 3 assets measured at fair value on a nonrecurring basis as of June 30, 2025, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Individually analyzed loans	$2,092	Appraisal	Appraisal discounts (%)	15-20%
Foreclosed assets	$120	Appraisal	Appraisal discounts (%)	10-15%

For Level 3 assets measured at fair value on a nonrecurring basis as of December 31, 2024, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Individually analyzed loans	$2,957	Appraisal	Appraisal discounts (%)	15-20%
Foreclosed assets	$—	Appraisal	Appraisal discounts (%)	10-15%

SOUTHERN STATES BANCSHARES, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE 11.      FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial instruments were as follows:

	June 30, 2025
		Estimated Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$370,439	$370,439	$—	$—
Securities available for sale	15,403	7,034	8,369	—
Other equity securities	2,783	2,783	—	—
Loans held for sale	756	—	756	—
Trading assets	5,143	—	5,143	—
Loans, net	2,296,404	—	2,250,985	2,092
Bank owned life insurance	39,972	—	39,972	—
Annuities	16,650	—	16,650	—
Foreclosed assets	120	—	—	120
Accrued interest receivable	9,336	—	9,336	—
Restricted equity securities	3,476	—	—	3,476

Financial liabilities:
Deposits	$2,469,594	$—	$2,468,545	$—
Trading liabilities	5,158	—	5,158	—
Subordinated notes	91,159	—	83,508	—
Accrued interest payable	1,437	—	1,437	—

	December 31, 2024
		Estimated Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$260,234	$260,234	$—	$—
Securities available for sale	196,870	8,809	188,061	—
Other equity securities	3,697	3,697	—	—
Loans held for sale	404	—	404	—
Trading assets	6,444	—	6,444	—
Loans, net	2,198,231	—	2,167,286	2,957
Bank owned life insurance	39,431	—	39,431	—
Annuities	16,772	—	16,772	—
Accrued interest receivable	10,111	—	10,111	—
Restricted equity securities	4,441	—	—	4,441

Financial liabilities:
Deposits	$2,411,297	$—	$2,411,192	$—
Trading liabilities	6,454	—	6,454	—
FHLB advances	22,000	—	22,036	—
Other borrowings	17,979	—	17,979	—
Subordinated notes	91,245	—	91,245	—
Accrued interest payable	2,172	—	2,172	—